VARIABLE INSURANCE FUNDS

                         Amended Designation of Series



The undersigned, being all of the Trustees of Variable Insurance Funds (the "Trust"), a Massachusetts business trust, acting pursuant to Section 5.11 of the Declaration of Trust dated July 20, 1994, as amended and restated February 5, 1997 (the "Declaration of Trust"), hereby redesignates the shares of beneficial interest of one series of shares of the Trust as follows:

FIRST: The series of shares of the Trust established and designated as the BB&T Capital Manager Fund shall be redesignated as the BB&T Capital Manager Aggressive Growth Fund without in any way changing the rights or privileges of the Fund or its shareholders.

         IN WITNESS WHEREOF, the undersigned have executed this instrument the 20th day of February, 2001.


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Walter B. Grimm, as Trustee                 Michael Van Buskirk, as Trustee


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James H. Woodward, as Trustee
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                            VARIABLE INSURANCE FUNDS
             Establishment and Designation of Two Additional Series

The undersigned, being all of the Trustees of Variable Insurance Funds (the "Trust"), a Massachusetts business trust, acting pursuant to Section 5.11 of the Declaration of Trust dated July 20, 1994, as amended and restated February 5, 1997 (the "Declaration of Trust"), hereby divide the shares of beneficial interest ("Shares") of the Trust into two additional separate series (each a "Fund," collectively the "Funds"), of a single class, the Funds hereby created having the following special and relative rights:

         1.       The Funds shall be designated as follows:

                  BB&T Large Company Growth Fund
                  BB&T Capital Appreciation Fund

         2. The Funds shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the then current prospectus and registration statement materials for the Funds under the Securities Act of 1933. Each Share of each Fund shall be redeemable, shall represent a pro rata beneficial interest in the assets of the Funds, and shall be entitled to receive its pro rata share of net assets allocable to such Shares of the Funds upon liquidation of the Funds, all as provided in the Declaration of Trust. The proceeds of sales of Shares of the Funds, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to the Funds, unless otherwise required by law.

         3. Each Share of each Fund shall be entitled to one vote for each dollar of value invested (or fraction thereof in respect of a fractional Share) on matters on which such Shares shall be entitled to vote, except to the extent otherwise required by the Investment Company Act of 1940 or when the Trustees have determined that the matter affects only the interest of Shareholders of certain series or classes, in which case only the Shareholders of such series or classes shall be entitled to vote thereon. Any matter shall be deemed to have been effectively acted upon with respect to the Funds if acted upon as provided in Rule 18f-2 under such Act, or any successor rule, and in the Declaration of Trust.

         4. The assets and liabilities of the Trust shall be allocated among the Funds and all other series of the Trust (also referred to herein as the "Funds") as set forth in Section 5.11 of the Declaration of Trust, except as described below.

         (a) Costs incurred by the Trust on behalf of a Fund in connection with the organization and registration and public offering of Shares of the Fund shall be amortized for the Fund over the lesser of the life of the Fund or such other period as required by applicable law, rule, or accounting standard or practice; costs incurred by the Trust on behalf of pre-existing Funds in connection with the organization and initial registration and public offering of Shares of those Funds shall be amortized for the Funds over the lesser of the life of each such Fund or such other period as required by applicable law, rule, or accounting standard or practice.

         (b) The Trustees may from time to time in particular cases make specific allocations of assets or liabilities among the Funds, and each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Funds for all purposes.

         5. The Trustees (including any successor Trustee) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any Fund now or hereafter created or to otherwise change the special and relative rights of any such Fund, provided that such change shall not adversely affect the rights of the Shareholders of such Fund.

         IN WITNESS WHEREOF, the undersigned have executed this instrument as of the date set forth below.

Date:  February 20, 2001                   -------------------------------
                                           James H. Woodward, as Trustee



                                           -------------------------------
                                           Michael Van Buskirk, as Trustee



                                           -------------------------------
                                           Walter B. Grimm, as Trustee